SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2011

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c) and (e)

Effective September 30, 2011, Ray Wood’s employment as Chief Financial Officer of International Stem Cell Corporation will be terminated.

The Company has appointed Linh Nguyen as its new CFO effective October 3, 2011. Ms. Nguyen has more than 17 years of experience in financial management and accounting. Previously she served as Chief Financial Officer and Corporate Secretary for International Lottery & Totalizator Systems, Inc. (ILTS), a publicly-traded global software and system developer of lottery and optical scan voting systems. Ms. Nguyen’s prior roles at ILTS included Director of Finance and Finance Manager. Earlier, she held accounting positions with Osmonics, Phamatech Inc., Academic Communications Associates, Inc. and AMN Healthcare Services, Inc. Ms. Nguyen received a Bachelor of Science in Business Administration degree from California State University San Marcos and is pursuing a graduate degree in the University of San Diego’s Master of Science in Executive Leadership program.

Under the terms of the employment relationship, Ms. Nguyen will receive an annual salary of $160,000 and will be entitled to the Company’s standard package of employee benefits, including medical and dental insurances. Ms. Nguyen may also be entitled to receive stock options as granted by the Company’s Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Title

10.1	Employment Offer Letter with Linh Nguyen

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

By:	/s/ Andrey Semechkin
Andrey Semechkin PhD
Chief Executive Officer

Dated: September 27, 2011